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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated April 23, 1999, on the financial statements of Tesla Power and Automation, Inc., included in this Form 8-K/A, into Integrated Electrical Services Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Amendment No. 1 to Form S-4 (File No. 333-75139), and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031), and to all references to our firm.


                                             /s/ BROCKMAN, ARMOUR & CO. LLC

                                             BROCKMAN, ARMOUR & CO. LLC



Denver, Colorado
May 20, 1999